Core Scientific Announces Fiscal Second Quarter 2025 Results
AUSTIN, Texas, August 8, 2025 - Core Scientific, Inc. (NASDAQ: CORZ), a leader in digital infrastructure for high-density colocation services and digital asset mining, today announced financial results for the fiscal second quarter of 2025.
Fiscal Second Quarter 2025 Financial Results
•Total revenue was $78.6 million compared to $141.1 million in the second quarter of 2024.

◦Digital asset self-mining revenue was $62.4 million, down from $110.7 million in the prior-year period. The decline was primarily driven by a 62% decrease in bitcoin mined, partially offset by a 50% increase in the average bitcoin price.

◦Digital asset hosted mining revenue was $5.6 million, down from $24.8 million in the same period a year ago. The decrease was driven by the continued strategic shift to our colocation business.

◦Colocation (formerly “HPC hosting”) revenue was $10.6 million, up from $5.5 million in the second quarter of 2024. The increase was due to the expansion of colocation operations into Denton, Texas during the second quarter of 2025.

•Gross profit was $5.0 million compared to $38.8 million in the same period last year.

•Net loss was $936.8 million, compared to $804.9 million in the prior-year period, primarily due to non-cash fair value adjustments of $910.0 million versus $796.0 million, respectively, related to warrants and contingent value rights driven by an increase in stock price.

•Adjusted EBITDA was $21.5 million compared to $46.0 million for the prior year period.

•Capital expenditures were $121.3 million, with $90.3 million funded by CoreWeave under the previously announced contractual agreements. In addition, the company spent $31.0 million in new site development at non-CoreWeave locations.

•Liquidity position of $754.1 million, including $581.3 million of cash and cash equivalents and $172.8 million of digital assets at the end of the second quarter of 2025.

PENDING COREWEAVE TRANSACTION

On July 7, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CoreWeave. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, CoreWeave will acquire the Company in an all-stock transaction. Pursuant to the Merger Agreement, each outstanding share of the Company’s common stock at the Effective Time (as defined in the Merger Agreement) will be cancelled and converted into a number of fully paid and non-assessable shares of CoreWeave Class A common stock, equal to the exchange ratio of 0.1235. The transaction is subject to the approval of the Company’s stockholders and customary closing conditions, including applicable regulatory approvals.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 2

CONFERENCE CALL AND EARNINGS PRESENTATION

Due to the pending transaction, Core Scientific will not be hosting a conference call or providing an accompanying earnings presentation in conjunction with its second quarter 2025 earnings release. For further details and discussion of our financial performance please refer to our Form 10-Q for the quarter ended June 30, 2025.

ABOUT CORE SCIENTIFIC

Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for high-density colocation services and digital asset mining. We operate dedicated, purpose-built facilities for high-density colocation services and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own fleet of computers (“miners”) to earn digital assets for our own account and we are in the process of converting most of our existing facilities to support artificial intelligence-related workloads and next generation colocation services. We currently derive the majority of our revenue from earning digital assets for our own account but expect to rapidly increase revenue derived from high-density compute. Our colocation facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3). To learn more, visit www.corescientific.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Part I. Item 1A. — “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Additional risk factors that may cause actual results to vary materially include, but are not limited to: the completion of the proposed acquisition of the Company by CoreWeave, Inc. (“CoreWeave”) on anticipated
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 3
terms or at all, and the timing thereof, including obtaining regulatory approvals that may be required and the Company stockholder approval of the proposed transaction and the other conditions to the completion of the proposed transaction; uncertainty in the value of the consideration that Company stockholders would receive in the proposed transaction, if completed, due to fluctuations in the market price of CoreWeave common stock until closing; anticipated tax treatment of the proposed transaction for Company stockholders, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of the combined company following completion of the proposed transaction; the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of the Company to integrate its businesses successfully with CoreWeave’s and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against the Company, or its directors and officers; the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; rating agency actions and the Company’s ability to access short- and long-term debt markets on a timely and affordable basis; legislative, regulatory and economic developments and actions targeting public companies in the artificial intelligence, power, data center and crypto mining industries and changes in local, national or international laws, regulations and policies affecting the Company; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect the Company’s financial performance and operating results; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against the Company or political or security disturbances; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; global or regional changes in the supply and demand for power and other market or economic conditions that impact demand and pricing; changes in technical or operating conditions, including unforeseen technical difficulties; development delays at the Company’s data center sites, including any delays in the conversion of such sites from crypto mining facilities to high performance computing sites; the Company’s ability to earn digital assets profitably and to attract customers for its high density colocation capabilities; the Company’s ability to perform under its existing colocation agreements; the Company’s ability to maintain its competitive position in its existing operating segments; the impact of increases in total network hash rate; the Company’s ability to raise additional capital to continue its expansion efforts or other operations; the Company’s need for significant electric power and the limited availability of power resources; the potential failure in the Company’s critical systems, facilities or services the Company provides; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; the Company’s vulnerability to physical security breaches, which could disrupt operations; a potential slowdown in market and economic conditions, particularly those impacting high density computing, the blockchain industry and the blockchain hosting market; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; changing expectations with respect to ESG policies; the effectiveness of the Company’s compliance and risk management methods; the adequacy of the Company’s sources of recovery if the digital assets held by the Company are lost, stolen or destroyed due to third-party digital asset services; and those risks that will be
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 4
described in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction.
These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You should not place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes; actual performance and outcomes, including, without limitation, Core Scientific’s or CoreWeave’s actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which Core Scientific or CoreWeave operate, may differ materially from those made in or suggested by the forward-looking statements contained in this communication. Neither Core Scientific nor CoreWeave assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this communication nor the continued availability of this communication in archive form on Core Scientific’s or CoreWeave’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.
There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 5
Core Scientific, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$581,345	$836,197
Restricted cash	—	783
Digital assets	172,772	23,893
Customer funding receivable and other current assets	250,643	43,089
Total Current Assets	1,004,760	903,962
Property, plant and equipment, net	828,603	556,342
Operating lease right-of-use assets	108,584	114,472
Other noncurrent assets	36,105	24,039
Total Assets	$1,978,052	$1,598,815
Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$215,055	$19,265
Accrued expenses	180,641	64,670
Deferred revenue	150,127	18,134
Other current liabilities	16,899	32,493
Total Current Liabilities	562,722	134,562
Convertible and other notes payable, net of current portion	1,057,696	1,073,990
Warrant liabilities	1,316,690	1,097,285
Other noncurrent liabilities	105,620	113,158
Total Liabilities	3,042,728	2,418,995
Commitments and contingencies
Stockholders’ Deficit:
Preferred stock; $0.00001 par value; 2,000,000 shares authorized; none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock; $0.00001 par value; 10,000,000 shares authorized at June 30, 2025 and December 31, 2024; 303,146 and 292,606 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	3	3
Additional paid-in capital	3,026,645	2,915,035
Accumulated deficit	(4,091,324)	(3,735,218)
Total Stockholders’ Deficit	(1,064,676)	(820,180)
Total Liabilities and Stockholders’ Deficit	$1,978,052	$1,598,815
Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 6
Core Scientific, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Digital asset self-mining revenue	$62,424	$110,743	$129,603	$260,702
Digital asset hosted mining revenue from customers	5,644	24,840	9,417	54,172
Colocation revenue	10,560	5,519	19,133	5,519
Total revenue	78,628	141,102	158,153	320,393
Cost of revenue:
Cost of digital asset self-mining	59,589	80,001	120,759	161,565
Cost of digital asset hosted mining services	4,584	17,393	6,620	37,474
Cost of Colocation services	9,430	4,891	17,536	4,891
Total cost of revenue	73,603	102,285	144,915	203,930
Gross profit	5,025	38,817	13,238	116,463
(Increase) decrease in fair value of digital assets	(29,797)	584	(19,109)	41
Decrease in fair value of energy derivatives	—	539	—	2,757
Loss (gain) on exchange or disposal of property, plant and equipment	4,166	(268)	4,172	3,552
Selling, general and administrative	56,940	31,383	97,055	48,307
Operating (loss) income	(26,284)	6,579	(68,880)	61,806
Non-operating expense (income), net:
Loss on debt extinguishment	1,377	120	1,377	170
Interest (income) expense, net	(1,185)	14,775	(3,372)	28,862
Change in fair value of warrants and contingent value rights	909,958	796,035	288,494	735,921
Reorganization items, net	—	—	—	(111,439)
Other non-operating expense, net	207	401	364	2,147
Total non-operating expense, net	910,357	811,331	286,863	655,661
Loss before income taxes	(936,641)	(804,752)	(355,743)	(593,855)
Income tax expense	158	144	363	350
Net loss	$(936,799)	$(804,896)	$(356,106)	$(594,205)

Net loss per share - basic and diluted	$(0.04)	$(4.51)	$(0.21)	$(2.87)
Weighted average shares outstanding - basic and diluted	317,985	178,505	316,593	207,092

Certain prior year amounts have been reclassified for consistency with the current year presentation.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 7
Core Scientific, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from Operating Activities:
Net loss	$(356,106)	$(594,205)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	38,487	58,473
Losses on exchange or disposal of property, plant and equipment	4,172	3,552
Amortization of operating lease right-of-use assets	5,404	2,752
Stock-based compensation	40,355	7,434
Digital asset self-mining and shared hosting revenue	(129,769)	(260,701)
Proceeds from sale of digital assets generated by self-mining and shared hosting revenues[1]	—	262,968
(Increase) decrease in fair value of digital assets	(19,109)	41
Decrease in fair value of energy derivatives	—	(2,262)
Increase in fair value of warrant liabilities	289,400	809,320
Decrease in fair value of contingent value rights	(906)	(73,379)
Loss on debt extinguishment	1,377	170
Amortization of debt discount	3,365	1,125
Non-cash reorganization items	—	(143,791)
Non-cash PIK interest expense	—	2,339
Changes in operating assets and liabilities:
Customer funding receivable and other current assets	22,978	1,979
Accounts payable	(16,379)	(11,480)
Accrued expenses	(9,792)	(46,257)
Deferred revenue from colocation services	131,293	—
Deferred revenue from hosted mining services	700	(1,917)
Other noncurrent assets and liabilities, net	(12,069)	7,217
Net cash (used in) provided by operating activities	(6,599)	23,378
Cash flows from Investing Activities:
Purchases of property, plant and equipment	(209,701)	(35,029)
Proceeds from sales of property and equipment	1,671	—
Purchase of equity investments	(5,000)	—
Investments in internally developed software	(36)	(125)
Net cash used in investing activities	(213,066)	(35,154)
Cash flows from Financing Activities:
Principal repayments of finance leases	(1,125)	(4,466)
Principal payments on debt	(8,613)	(28,348)
Debt extinguishment payments	(26,862)	—
Proceeds from exercise of warrants	630	367
Proceeds from issuance of new common stock	—	55,000
Proceeds from draw from exit facility	—	20,000
Restricted stock tax holding obligations	—	(3,390)
Proceeds from exercise of stock options	—	9
Net cash (used in) provided by financing activities	(35,970)	39,172
Net (decrease) increase in cash, cash equivalents and restricted cash	(255,635)	27,396
Cash, cash equivalents and restricted cash—beginning of period	836,980	69,709
Cash, cash equivalents and restricted cash—end of period	$581,345	$97,105

Certain prior year amounts have been reclassified for consistency with the current year presentation.
1 Proceeds from digital assets received as noncash revenue consideration liquidated nearly immediately after receipt as a routine operating activity.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 8
Core Scientific, Inc.
Segment Results
(in thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024		2025		2024
Digital Asset Self-Mining Segment	(in thousands, except percentages)
Digital asset self-mining revenue	$62,424	$110,743		$129,603		$260,702
Cost of digital asset self-mining:
Power fees	30,720	41,174		61,039		86,157
Depreciation expense	18,058	28,174		37,317		55,652
Employee compensation	8,272	6,038		15,607		10,718
Facility operations expense	2,089	3,231		5,369		6,181
Other segment items	450	1,384		1,427		2,857
Total cost of digital asset self-mining	59,589	80,001		120,759		161,565
Digital Asset Self-Mining gross profit	$2,835	$30,742		$8,844		$99,137
Digital Asset Self-Mining gross margin	5%	28%		7%		38%

Digital Asset Hosted Mining Segment
Digital asset hosted mining revenue from customers	$5,644	$24,840		$9,417		$54,172
Cost of digital asset hosted mining services:
Power fees	3,208	11,301		4,574		24,795
Depreciation expense	334	1,041		479		2,311
Employee compensation	779	1,640		1,110		3,044
Facility operations expense	220	880		368		1,765
Other segment items	43	2,531		89		5,559
Total cost of digital asset hosted mining services	4,584	17,393		6,620		37,474
Digital Asset Hosted Mining gross profit	$1,060	$7,447		$2,797		$16,698
Digital Asset Hosted Mining gross margin	19%	30%		30%		31%

Colocation Segment
Colocation revenue:
License fees	$7,010	$3,818		$13,005		$3,818
Maintenance and other	86	38		78		38
Licensing revenue	7,096	3,856		13,083		3,856
Power fees passed through to customer	3,464	1,663		6,050		1,663
Total Colocation revenue	10,560	5,519		19,133		5,519
Cost of Colocation services:
Depreciation expense	104	14		171		14
Employee compensation	1,148	78		2,442		78
Facility operations expense	4,336	3,101		8,187		3,101
Other segment items	378	35		686		35
Cost of licensing revenue	5,966	3,228		11,486		3,228
Power fees passed through to customer	3,464	1,663		6,050		1,663
Total cost of Colocation services	9,430	4,891		17,536		4,891
Colocation gross profit	$1,130	$628		$1,597		$628
Colocation licensing gross margin	16%	16%		12%		16%
HPC Hosting gross margin	11%	11%		8%		11%

Consolidated
Consolidated total revenue	$78,628	$141,102		$158,153		$320,393
Consolidated cost of revenue	$73,603	$102,285	0	$144,915	—	$203,930
Consolidated gross profit	$5,025	$38,817		$13,238		$116,463
Consolidated gross margin	6%	28%		8%		36%
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 9

Core Scientific, Inc.
Non-GAAP Financial Measures
(Unaudited)
Adjusted EBITDA is a non-GAAP financial measure defined as our net loss, adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; (iv) stock-based compensation expense; (v) Reorganization items, net; (vi) unrealized fair value adjustment on energy derivatives; (vii) change in the fair value of warrant and contingent value rights, (viii) Colocation organizational startup costs which are not reflective of the ongoing costs incurred after startup, (ix) post-emergence bankruptcy advisory costs incurred related to reorganization which are not reflective of the ongoing costs incurred in post-emergence operations, and (x) certain additional non-cash items that do not reflect the performance of our ongoing business operations. For additional information, including the reconciliation of net income to Adjusted EBITDA, please refer to the table below. We believe Adjusted EBITDA is an important measure because it allows management, investors, and our Board of Directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described above. In addition, it provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business, as it removes the effect of net interest expense, taxes, certain non-cash items, variable charges and timing differences. Moreover, we have included Adjusted EBITDA in this earnings release because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic and financial planning.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature or because the amount and timing of these items are not related to the current results of our core business operations which renders evaluation of our current performance, comparisons of performance between periods and comparisons of our current performance with our competitors less meaningful. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating this measure. Our presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual items. Further, this non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA on a supplemental basis. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. You should review the reconciliation of net income to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.
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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 10

The following table reconciles the non-GAAP financial measure to the most directly comparable U.S. GAAP financial performance measure, which is net loss, for the periods presented (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA
Net loss	$(936,799)	$(804,896)	$(356,106)	$(594,205)
Adjustments:
Interest (income) expense, net	(1,185)	14,775	(3,372)	28,862
Income tax expense	158	144	363	350
Depreciation and amortization	18,756	29,477	38,487	58,473
Stock-based compensation expense	24,170	8,494	40,355	7,434
Unrealized fair value adjustment on energy derivatives	—	(1,465)	—	(2,262)
Loss (gain) on exchange or disposal of property, plant and equipment	4,166	(268)	4,172	3,552
Loss on debt extinguishment	1,377	120	1,377	170
Colocation startup costs	—	4,601	—	4,601
Post-emergence bankruptcy advisory costs	695	(1,380)	1,298	307
Reorganization items, net	—	—	—	(111,439)
Change in fair value of warrants and contingent value rights	909,958	796,035	288,494	735,921
Other non-operating expense, net	207	401	364	2,147
Other	—	(2)	—	121
Adjusted EBITDA	$21,503	$46,036	$15,432	$134,032

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Core Scientific, Inc. Fiscal Second Quarter 2025 Earnings Release - 11
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CONTACTS

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Media:
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